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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Primus Telecommunication Group, Incorporated on Form S-8 of our report dated February 5, 1997, except for Note 15 as to which the date is April 8, 1997, appearing in Registration Statement No. 333-30195 of Primus Telecommunication Group, Incorporated on Form S-1, as amended.


DELOITTE & TOUCHE LLP

Washington, D.C.
September 4, 1997